UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                             Unregistered Sales of Equity Securities.

Exchange of Series C Preferred Stock and Warrants

On April 3, 2006, Crdentia Corp. exchanged 10,257,131 shares (as adjusted for the reverse stock split discussed below under Item 8.01 – Other Events) of common stock for all of its outstanding (i) shares of Series C Preferred Stock, (ii) warrants to purchase shares of Series C Preferred Stock, and (iii) warrants to purchase shares of Series B-1 Preferred Stock. In connection with this exchange, MedCap Partners LP was issued 9,573,843 shares (as adjusted for the reverse split) of common stock. C. Fred Toney, a member of Crdentia’s Board of Directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap Partners LP. In addition, 385,965 shares (as adjusted for the reverse split) of common stock were issued to James D. Durham, Crdentia’s Chairman and Chief Executive Officer.

The shares were issued in a private transaction pursuant to an exemption from registration provided by the Securities Act of 1933, as amended.

On April 5, 2006 Crdentia Corp. issued a press release announcing the exchange. The press release is filed with this report as Exhibit 99.1.

MedCap Purchase

On April 3, 2006 MedCap Partners LP purchased 58,333 shares (as adjusted for the reverse split) of common stock at a price per share of $6.00 (as adjusted for the reverse split). The shares were issued in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

Item 5.01                                             Changes in Control of Registrant.

Immediately following the consummation of the transactions described above under Item 3.02 – Unregistered Sales of Equity Securities, MedCap Partners LP controlled approximately 77% of Crdentia’s outstanding voting securities. As consideration for the securities issued in the transactions described above, MedCap Partners LP exchanged 173,438 shares of Series C Preferred Stock, warrants to purchase 100,111 shares of Series C Preferred Stock and a warrant to purchase 6,000 shares of Series B-1 Preferred Stock. The source of funds used to purchase the Series C Preferred Stock and the warrants to purchase Series C Preferred Stock and Series B-1 Preferred Stock was working capital of MedCap Partners LP.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2006, Joseph M. DeLuca resigned as a member of the Board of Directors of Crdentia Corp.

On April 3, 2006 the Board of Directors of Crdentia Corp. elected William J. Nydam to the Board and appointed him Chairman of the Audit Committee of the Board. Since March 2003, Mr. Nydam has served as president and chief operating officer of Endocare, Inc., a publicly-traded medical device company. Mr. Nydam also currently is a board member and the chairman of the audit committee of iVOW , Inc. Prior to joining Endocare, Inc., Mr. Nydam was president and chief executive officer of Pulse Metric, Inc., a cardiovascular device company, from September 2001 to December 2002. Mr. Nydam previously served as senior vice president for Science Applications International Corporation, an employee-owned research and engineering firm, from September 1999 to August 2001. Prior to that time, Mr. Nydam worked for Premier, Inc., a national alliance of healthcare providers, where he served as executive vice president from April 1996 to August 1999, chief operating officer from May 1992 to March 1996 and senior vice president and chief financial officer from January 1986 to April 1992. Mr. Nydam holds a B.S. degree in accounting and an M.B.A. from the University of California at Berkeley and he is a certified public accountant.

On April 3, 2006 Crdentia Corp. issued a press release announcing Mr Nydam’s election and Mr. DeLuca’s resignation. The press release is filed with this report as Exhibit 99.2.

Item 8.01                                             Other Events

Effective as of 5:00 p.m. Eastern Time on April 4, 2006, Crdentia implemented a one-for-ten reverse split of its outstanding shares of common stock. At Crdentia’s Annual Meeting of Stockholders held on November 8, 2005, its stockholders approved a proposal to amend its Amended and Restated Certificate of Incorporation (the “Existing Certificate”) to effect a reverse stock split of all of its outstanding shares of common stock at an exchange ratio ranging from one-to-two to one-to-ten, with the final ratio to be determined by the Board of Directors following stockholder approval. Pursuant to a resolution of the Board of Directors effective as of March 1, 2006, the directors approved an amendment to the Existing Certificate to effect a reverse stock split at an exchange ratio of one-to-ten. No fractional shares will be issued in connection with the reverse stock split. In lieu of fractional shares, stockholders will receive a cash payment based on the market price, after adjustment for the effect of the stock combination, of Crdentia’s common stock on the effective date of the stock combination. The reverse stock split also affects options, warrants and other securities convertible into or exchangeable for shares of Crdentia’s common stock that were issued and outstanding immediately prior to the effective time of the stock combination.

Beginning on April 5, 2006, Crdentia’s common stock will be quoted on the OTC Bulletin Board with the ticker symbol “CRDT.”

A copy of the Certificate of Amendment to the Existing Certificate filed with the Delaware Secretary of State on March 20, 2006, and copies of the Certificates of Correction of the Certificate of Amendment filed with the Delaware Secretary of State on March 30, 2006 and April 3, 2006, respectively, which documents effect the stock combination, are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

On April 5, 2006 Crdentia Corp. issued a press release announcing the reverse stock split. The press release is filed with this report as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

4.1(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Crdentia Corp.

4.2(1)	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Crdentia Corp.

4.3(1)	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Crdentia Corp.

99.1	Press release of Crdentia Corp., dated April 5, 2006.

99.2	Press release of Crdentia Corp., dated April 3, 2006.

(1) Previously filed on Form SB-2 with the SEC on April 4, 2006 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

April 5, 2006	By:	/s/ James J. Terbeest
James J. TerBeest
Chief Financial Officer